Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS.

AMERITRANS CAPITAL CORPORATION

SENIOR SECURED NOTE

US$1,500,000	January 19, 2011

FOR VALUE RECEIVED, the undersigned, Ameritrans Capital Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), hereby promises to pay, on the terms and conditions of this Senior Secured Note (as amended, supplemented or otherwise modified from time to time, this “Note”), to Ameritrans Holdings LLC, a limited liability company organized under the laws of the State of Delaware (the “Holder”) or order, the principal amount of ONE MILLION FIVE HUNDRED THOUSAND UNITED STATES DOLLARS ($1,500,000) (less any repayments of principal, and plus any amounts of capitalized interest, the “Principal Amount”), on the earliest to occur of (a) the Maturity Date or (b) when declared due and payable by the Holder in writing upon the occurrence of an Event of Default.

ARTICLE 1
INTEREST

1.1

Interest.     This Note shall bear interest at the Interest Rate on the outstanding Principal Amount.  Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed.  Interest shall be payable quarterly in arrears on each March 15, June 15, September 15, and December 15 (or, if any such day is not a Business Day, the next following Business Day).  Without limiting the Company’s obligation to pay interest in accordance with the previous sentence, any interest that is not paid in cash when due shall be capitalized and added to the Principal Amount.

1.2

Default Interest.     Upon the occurrence of any Event of Default, upon notice by the Holder to the Company, the outstanding balance of the Principal Amount and any accrued and unpaid interest shall bear interest at the Default Rate from the date of such Event of Default.  Such default interest shall be payable on demand, and shall accrue until the earlier of (i) waiver or cure of the applicable Event of Default or (ii) agreement of the Holder to rescind the charging of interest at the Default Rate.

ARTICLE 2
PAYMENT

2.1

Repayment on Maturity Date.     A single and final payment of the outstanding Principal Amount and accrued and unpaid interest and other amounts payable hereunder shall be due and payable in full on the Maturity Date.

2.2

Voluntary Prepayment.     The Company shall be permitted to prepay this Note, in whole or in part (but in no event in an amount less than the lesser of $100,000, and the outstanding Principal Amount and accrued and unpaid interest at the time of such prepayment, with respect to each prepayment), at any time and from time to time, upon at least five (5) Business Days advance written notice to the Holder.

2.3

Mandatory Prepayment.     The Company shall, no later than five Business Days following the occurrence of any the following events, apply the amount specified to prepay this Note:

(a)

In the event that the Company issues any capital stock or any instrument convertible into or exercisable for any of its capital stock, or incurs any Indebtedness of the type described in clause (a) and (c) of the definition thereof (other than (i) the issuance of additional capital stock through the conversion of existing convertible shares outstanding on the date hereof and (ii) any Indebtedness to the Holder or its affiliates), the Company shall apply 100% of the net cash proceeds of such issuance or borrowing (after payment of reasonable third party expenses, fees and taxes relating to such issuance or borrowing) to prepay this Note.

(b)

In the event that any Subsidiary of the Company declares or pays any dividend to the Company, repurchases any capital stock owned by the Company or otherwise makes any payment or distribution to the Company in respect of the Company’s ownership interests in such Subsidiary, the Company shall apply 100% of such dividend or payment to prepay this Note.

(c)

In the event that the Company sells any assets (other than (i) shares or other ownership interests in any Subsidiary and (ii) assets (other than investment assets) sold in the ordinary course of business with an aggregate value not to exceed $100,000), the Company shall apply 50% of the net cash proceeds of such sale (after payment of reasonable third party expenses, fees and taxes relating to such sale) to prepay this Note.  In the event that the Company sells any shares or other ownership interests in any Subsidiary, the Company shall apply 100% of the net cash proceeds of such sale (after payment of reasonable third party expenses, fees and taxes relating to such sale) to prepay this Note.

(d)

In the event of a Change of Control (other than a Change of Control in which the Holder or its affiliates acquires control of the Company), the Company shall prepay 100% of the Principal Amount and accrued and unpaid interest on this Note.

2.4

Amount Payable Upon Prepayment.     The amount of any prepayment in accordance with Section 2.2 or Section 2.3 shall be applied (a) first, to accrued and unpaid interest and other amounts other than principal payable hereunder and (b) second, pro rata to the repayment of principal and the payment of a prepayment premium equal to 15% of the principal amount being repaid (“Prepayment Premium”) (for example, a payment of $115,000 under this clause (b) would be applied $100,000 to repayment of principal and $15,000 to prepayment premium); provided, however, that the Prepayment Premium shall not be payable in respect of any prepayment with the proceeds of (x) any issuance of equity interests to, or borrowing from, the Holder or its affiliates or as a result of any Change of Control pursuant to which the Holder or its affiliates acquire Control of the Company or (y) any sale of assets subject to the first sentence of Section 2.3(c).

2.5

Manner of Payment.     Each payment in cash by the Company on account of the principal of or interest on this Note and any other amount owed to the Holder under this Note shall be made not later than 2:00 p.m. (New York time) on the date specified for payment under this Note to the Holder at its office located at the address for notices as provided in Section 9.2 below, by wire transfer to an account designated by the Holder in writing or as otherwise directed by the Holder, in lawful money of the United States of America in immediately available funds.  Any payment received by the Holder after 2:00 p.m. (New York time) shall be deemed received on the next business day.  Receipt by the Holder at or prior to 2:00 p.m. (New York time) on any business day shall be deemed to constitute receipt by the Holder on such business day.  Amounts repaid or prepaid under this Note may not be reborrowed.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

In order to induce the Holder to enter into this Note, the Company hereby represents and warrants to the Holder that:

3.1

Organization, Qualifications; Corporate Power.     The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification except where the failure to be so qualified, licensed or in good standing would not, in the aggregate, be material to the Company and its Subsidiaries taken as a whole.  The Company has the requisite power and authority to own and hold its properties, to carry on its business as now conducted and as proposed to be conducted and to execute, issue and deliver this Note.  The Company is in material compliance with all of the terms and provisions of its certificate of incorporation and bylaws and any shareholders agreement or similar agreement to which it is a party (the “Constituent Documents”).

3.2

Authorization of Agreements, Etc.     The execution, issuance and delivery by the Company of this Note and the performance by the Company of its obligations hereunder have been duly authorized by all requisite corporate action and will not violate any material provision of law, any order of any court or other agency of government, the Constituent Documents or other organizational documents of the Company, or any material provision of any material indenture to which the Company, any of its subsidiaries or any of their respective properties or assets is bound, or materially conflict with, result in a material breach of or constitute a material default under (with due notice or lapse of time or both) any indenture or other instrument, or result in the creation or imposition of any claim upon any of the properties or assets of the Company, or require the consent of, or the delivery of any notice to, any third party, other than such consents or notices which have been duly obtained or given, as applicable, as of the date of this Note or except as such notice requirements as may be required under state or Federal securities laws.

3.3

Validity.     This Note has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.4

Indebtedness.     As of the date first set forth above, neither the Company nor its Subsidiaries has any Indebtedness for borrowed money other than (i) as represented by this Note and (ii) all other Indebtedness set forth on Schedule I attached hereto.

3.5

Approvals.     The Company has obtained any required approvals from any governmental entity or other Person to the extent required for the execution and performance of its obligations under this Note (including without limitation any approvals required pursuant to the Investment Company Act or the [Small Business Investment Act of 1958, as amended].

3.6

Financial Statements.     The Company’s consolidated statements of assets and liabilities, consolidated statements of operations, consolidated statements of changes in net assets, consolidated statements of cash flows and consolidated statements of investments set forth in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2010 and quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2010, in each case as filed with the SEC, present fairly, in all material respects, the consolidated financial position of the Company as of the dates set forth therein, and the results of their operations and their cash flows for each of the fiscal periods set forth therein, in conformity with accounting principles generally accepted in the United States of America.

3.7

Status as Business Development Company.     The Company is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and qualifies for treatment as a RIC under the Code.

3.8

Compliance with Investment Company Act.     The business and other activities of the Company and its Subsidiaries, including the issuance of this Note, the application of the proceeds and repayment hereof by the Company and issuance of the security interest contemplated by the Pledge Agreement do not result in a violation or breach in any material respect of the provisions of the Investment Company Act, or any rules, regulations or orders issued by the SEC thereunder.

3.9

Use of Credit.     Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulations T, U and X  of the Board of Governors of the Federal Reserve System (“Margin Stock”), and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

ARTICLE 4
COVENANTS

4.1

Affirmative Covenants.     From the date hereof until all principal interest owing hereunder have been paid in full, the Company shall (and shall, except in the cases of clause (a) and (b), cause its Subsidiaries to):

(a)

Promptly give written notice to the Holder: (i) of any condition or event that constitutes an Event of Default (as defined below) or (ii) of the occurrence of any event that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, and which notice in each case includes a certificate specifying the nature and period of existence of such condition or event, or specifying the notice given or action taken by any such Person and the nature of such claimed default or event of default, event or condition, and what action the Company or its applicable Subsidiary has taken, is taking and proposes to take with respect thereto;

(b)

preserve and maintain in all material respects its and its Subsidiaries’ legal status, rights, franchises and privileges in the jurisdiction of its and their respective organization and qualify and remain qualified as a foreign corporation or other entity, as applicable, in each jurisdiction in which such qualification is necessary or desirable in view of its and their respective businesses and operations or the ownership or lease of its and their respective properties except where the failure to be so qualified or in good standing would not be material to the Company and its Subsidiaries taken as a whole;

(c)

comply in all material respects with the requirements of all (i) material applicable laws, rules, regulations and orders of any governmental authority and (ii) material contractual obligations of the Company and its Subsidiaries;

(d)

execute and deliver, or cause to be executed and delivered, upon the reasonable request of the Holder and at the Company’s expense, such additional documents, instruments and agreements as the Holder may determine to be reasonably necessary to carry out the provisions of this Note and the transactions and actions contemplated hereunder;

(e)

maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with applicable accounting principles consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Company and its Subsidiaries;

(f)

reimburse the Holder for any reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, (i) incurred in connection with the negotiation, documentation and issuance of this Note in an amount not to exceed $100,000 in the aggregate, or (ii) any enforcement by the Holder of its rights hereunder, within five (5) Business Days of the Holder presenting the Company with an invoice for such expenses;

(g)

concurrently with the execution and delivery of this Note, extend the term of the Existing Promissory Notes such that no amount of principal will be due or payable until at least 90 days following the Maturity Date, and deliver to the Holder evidence thereof that is satisfactory to the Holder;

(h)

use commercially reasonable best efforts to cause Elk at all times to be registered and in good standing as a small business investment company and to be in compliance with the rules and regulations of the Small Business Administration applicable to small business investment companies except for such non-compliance described in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2010 and/or quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2010;

(i)

at all times maintain a minimum consolidated net asset value (calculated as consolidated tangible assets minus consolidated liabilities, in each case in accordance with generally accepted accounting principles in the United States) equal to at least $4,000,000;

(j)

at all times maintain its status as a RIC under the Code, and as a “business development company” under the Investment Company Act; and

(k)

in the event that Elk sells any assets, the Company shall cause Elk to reinvest the proceeds of such sale in assets in a manner consistent with the Company’s existing plan as described in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2010 and/or quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2010; and

(l)

use the proceeds of this Note solely (i) to pay certain transaction expenses of the Holder and the Company as contemplated in Section 4.1(g) and (ii) for general working capital purposes.

4.2

Negative Covenants.     From the date hereof until all principal and interest owning hereunder have been paid in full the Company shall not, and in the case of clauses (a) through (d), the Company shall not permit any of its Subsidiaries to, do or take any action on or following the date hereof with respect to any of the following:

(a)

cease to conduct or carry on the business of the Company or its Subsidiaries substantially as now conducted or as proposed to be conducted or materially change any part of its business activities or take any action which would result in a Material Adverse Effect;

(b)

effect the sale, transfer or license, in a single transaction or a series of transactions, of any material assets with a fair market value in excess of $500,000;

(c)

avoid or seek to avoid the observance or performance of any of the terms of this Note through any reorganization, recapitalization, transfer of assets or other voluntary action;

(d)

(i) liquidate or dissolve, consolidate with, or merge into or with, any other corporation, provided, that this clause (i) shall not prevent a merger or consolidation involving only the Company and one or more of its Subsidiaries pursuant to which the Company is the surviving party or (ii) purchase or otherwise acquire all or substantially all of the capital stock or assets of any Person (or of any division or business unit thereof) other than in the ordinary course of business;

(e)

declare or pay any dividend in respect of any class of its capital stock, or repurchase or agree or commit to repurchase any shares of its capital stock, or make any payment of principal on any Indebtedness ranking junior in right of payment or upon liquidation to this Note;

(f)

repay any amount of principal in respect of the Existing Promissory Notes;

(g)

incur any Indebtedness for borrowed money in excess of $250,000;

(h)

incur any Liens other than Permitted Liens; or

(i)

subject to compliance with fiduciary duties and statutory restrictions, amend or modify, or propose to amend or modify, or seek shareholder or other consent to the amendment or modification of, the Management Contract, including without limitation the replacement of the investment manager thereunder; or

(j)

without the prior written consent of the Holder, enter into any transaction or series of transactions with, or make any payment to, any director, officer or holder of capital stock representing more than five percent (5%) of the voting power in the Company, other than transactions or payments that prior to the date hereof have been disclosed in writing to the Holder or publicly disclosed in a filing with the SEC, in each case with a value exceeding $25,000 in any calendar month.

ARTICLE 5
EVENTS OF DEFAULT

5.1

Events of Default.     The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)

the Company shall fail to pay (i) any principal of this Note when due in accordance with the terms hereof or (ii) interest on this Note when due in accordance with the terms hereof and such non-payment continues for a period of 3 Business Days after the due date therefor;

(b)

the Company shall fail to pay any amount (other than principal or interest) which is payable hereunder, when due in accordance with the terms hereof and such failure of payment has continued for 30 days after being notified of such failure by the Holder;

(c)

any representation, warranty, certification or statement made by or on behalf of the Company in this Note shall have been incorrect, misleading or false in any material respect when made and such inaccuracy has continued for 5 business days after the earlier of (i) the date on which the Company becomes aware of such inaccuracy and (ii) the date on which the Company has been notified of such inaccuracy in writing by the Holder;

(d)

the Company shall breach any covenant, condition, agreement or provision contained in this Note and such breach has continued for five (5) business days after the earlier of (i) the date on which the Company becomes aware of such inaccuracy and (ii) the date on which the Company has been notified of such inaccuracy in writing by the Holder;

(e)

(i) the Company or any of its Subsidiaries shall commence any case, proceeding or other action (a) under any law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (b) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (1) above which (a) results in the entry of an order for relief or any such adjudication or appointment or (b) remains undismissed, undischarged or unbonded for a period of 7 days; or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged or stayed, or bonded pending appeal, within 60 days after the entry thereof; (iv) the Company or any of its Subsidiaries shall (a) make a general assignment for the benefit of its creditors, or (b) shall admit its inability to pay its debts when they become due; (v) there shall be any order, judgment or decree entered against the Company or any of its Subsidiaries decreeing the dissolution or split up of the Company or any of its Subsidiaries and such order shall remain undischarged or unstayed for a period in excess of 60 days; or (vi) the Company or any of its Subsidiaries shall cease to carry on all or any substantial part of its business in the ordinary course;

(f)

after the date hereof any Person or group of Persons (other than Holder or its affiliates) acquires in any manner a majority of the voting power of either the Company or Elk;

(g)

the failure by the Company or any of its Subsidiaries to promptly forestall or remove any execution, garnishment or attachment of such consequence as shall impair its ability to conduct its business or fulfill its obligations and such execution, garnishment or attachment shall not be vacated within 90 days;

(h)

there is entered against the Company or its Subsidiaries a final judgment or order for the payment of money in an aggregate amount exceeding US$500,000 and such judgment or order shall remain unsatisfied or without a stay in respect thereof for a period of 60 days;

(i)

the Company or any Subsidiary shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any capitalized lease, in each case for which the Company’s or such Subsidiary’s obligations exceed $500,000, or fail to observe or perform any material term, covenant or agreement contained in any material agreement by which it is bound and evidencing or securing borrowed money or credit received or in respect of any such capitalized lease for such period of time or otherwise as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations; or

(j)

any other event occurs, including without limitation any order, proceeding or other action by the SEC, the SBA or any other regulatory body having jurisdiction over the Company, Elk or any other Subsidiary, which has had or would reasonably be expected to have a Material Adverse Effect.

5.2

Consequence of Event of Default.     Upon the occurrence and during the continuance of an Event of Default, (i) upon notice pursuant to Section 1.2, the outstanding balance of the Principal Amount shall bear interest at the Default Rate from the date of such Event of Default and (ii) the Holder may, by notice in writing to the Company, declare the then outstanding Principal Amount of this Note, together with any accrued and unpaid interest due thereon, to be forthwith due and payable and all such amounts shall be immediately due and payable.

ARTICLE 6
REGISTRATION AND TRANSFER OF NOTE

6.1

Register.     The Company shall keep at its principal office a register in which the Company shall provide for the registration of this Note and record the name and address of the Holder.  The Holder shall notify the Company of any change of name or address and promptly after receiving such notification the Company shall record such information in such register.

6.2

Transfer.     This Note and all rights hereunder may be assigned, pledged, encumbered or otherwise transferred by the Holder without the consent of the Company.  This Note and the obligations of the Company hereunder may not be assigned or delegated by the Company.

ARTICLE 7
DEFINITIONS

7.1

Definitions.     In this Note, unless the context otherwise requires, the following words and expressions have the following meanings:

“Business Day” means any day other than a Saturday or a Sunday on which banks in New York, New York are not authorized or required to be closed.

“Change of Control” means the occurrence of (i) a sale or disposition of all or substantially all of the assets of the Company, (i) a sale or disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, (iii) a merger or consolidation of the Company or any Subsidiary and any other entity (other than the Company or a wholly owned Subsidiary of the Company), (iv) any issuance to any Person or group of Persons of capital stock of the Company representing more than 40% of the total voting power or total equity in the Company after the issuance thereof or (v) any transfer of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended), directly or indirectly, of all or any portion of the outstanding shares of capital stock of the Company, in a single transaction or a series of related transactions, except where the holders of voting stock of the Company immediately prior to such transaction or series of related transactions retain directly or indirectly at least forty percent (40%) of the total voting power or total equity in the Company or the successor or acquiring entity (as applicable).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning given such term in the introductory paragraph hereof.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” means the rate equal to the Interest Rate plus two percent (2%) per annum.

“Elk” has the meaning given to such term in Section 2.3(c).

“Event of Default” has the meaning given such term in Section 5.1.

 “Holder” has the meaning given such term in the introductory paragraph hereof.

“Indebtedness” means, with respect to a specified Person, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business irrespective of when paid); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (d) all obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession or sale of such property; (e) all capitalized lease obligations of such Person; (f) all the aggregate mark-to-market exposure of such Person under hedging agreements; (g) all obligations referred to in clauses (a) through (f) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided, that the amount of Indebtedness of others that constitutes Indebtedness solely by reason of this clause (g) shall not for purposes of this Agreement exceed the fair market value of the properties or assets subject to such Lien.

“Indemnitees” has the meaning given such term in Section 9.5.

“Indemnified Matters” has the meaning given such term in Section 9.5.

“Interest Rate” means twelve percent (12%) per annum.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“Lien” shall mean any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, charge, or other encumbrance of any kind.

“Material Adverse Effect” means any event or series of events that, individually or in the aggregate, results in a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of Borrower or any Subsidiary of Borrower.

“Maturity Date” means February 1, 2012.

“Note” has the meaning given such term in the introductory paragraph hereof.

“Obligations”, for purposes of the Pledge Agreement, means all obligations of the Company to the Holder hereunder and under the Pledge Agreement.

“Permitted Liens” means:  (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or are being contested in good faith by appropriate proceedings and as to which the Company has set aside adequate reserves; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable; (c) Liens (other than any Lien imposed by the Employment Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than capitalized leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property; (d) any attachment or judgment Lien provided, that such Lien does not result in an Event of Default hereunder; (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company provided, that such liens do not, in the aggregate, materially detract from the value of such property, (f) Liens of a collection bank on items in the course of collection arising under Section 4-208 of the UCC as in effect in the State of New York or any similar section under any applicable UCC or any similar Requirement of Law of any foreign jurisdiction, (g) Liens (i) arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property or (ii) consisting of leases, licenses or subleases granted by a lessor, licensor or sublessor on its property (in each case other than capital leases) otherwise permitted herunder that, for each of the Liens in clauses (i) and (ii) above, do not, in the aggregate, materially (x) impair the value or marketability of such real property or (y) interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property, (h) the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a capital lease), in each case extending only to such personal property; and (i) rights of setoff or bankers’ Liens upon deposits of cash or broker’s Liens upon securities accounts in favor of financial institutions, banks, or other depository institutions.

“Person” means an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

“Pledge Agreement” means the Pledge Agreement, dated as of the date hereof, by and between the Company, as “Pledgor” thereunder, and Holder, as “Secured Party” thereunder, as the same may be amended or modified from time to time.

“Principal Amount” has the meaning given such term in the introductory paragraph hereof.

“RIC” means a person qualifying for treatment as a “regulated investment company” under the Code.

“SEC” means the U.S. Securities Exchange Commission.

“Subsidiary” means, with respect to any Person, any other Person of which shares of stock or other interests having a majority of the general voting power in electing the board of directors or Persons exercising similar authority are, at the time as of which any determination is being made, beneficially owned, directly or indirectly, by the first Person.

7.2

Headings.     Section headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose.

ARTICLE 8
SECURITY

8.1

Security.     This Note is secured by the Pledge Agreement and such other instruments given by the Company to the Holder as may by their terms now or in the future secure or guaranty payment of the indebtedness evidenced by this Note.

8.2

Release of Security Does Not Modify Note.     The release of any security for this Note shall not release, modify or affect the liability of the Company hereunder except to the extent expressly stated therein.

ARTICLE 9
MISCELLANEOUS

9.1

Governing Law.     This Note (including any claim or controversy arising out of or relating to this Note) shall be governed by the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

9.2

Notices.     All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or electronic mail, addressed as follows:

(a)

if to the Company, at

Ameritrans Capital Corporation
50 Jericho Quadrangle
Jericho, New York  11753
Attention:  Michael Feinsod
E-mail: mfeinsod@ameritranscapital.com

With a copy to:

Elliot Press, Esq.
Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York  10022
Fax:  (212) 940-6621
Elliot.press@kattenlaw.com

(b)

if to the Holder,

James C. Gorton, Esq.
Latham & Watkins, LLP
885 Third Avenue
New York, NY 10022
Fax: 212-751-4864
email: james.gorton@lw.com

All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a nationally recognized overnight courier, on the next business day after the date when sent, (c) in the case of facsimile transmission or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

9.3

Amendments; Waivers.     This Note may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the Holder.  Except as expressly agreed in writing by the Holder, no extension of time for payment of this Note, or any installment hereof, and no alternation, amendment or waiver of any provision of this Note shall release, discharge, modify, change or affect the liability of the Company under this Note.

9.4

Expenses.     Following an Event of Default and during the continuation thereof, all of the Holder’s costs of enforcing its rights hereunder, including any costs of collection, administering the Note, addressing any requests for amendments or waivers and any reasonable attorney’s fees in connection therewith, shall be paid by the Company.

9.5

Indemnification.     The Company agrees to defend, protect, indemnify and hold harmless the Holder and its Subsidiaries and their officers, directors, trustees, employees, agents and advisors (collectively called the “Indemnitees”) from and against any and all claims, losses, demands, settlements, damages, liabilities, obligations, penalties, fines, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses, but excluding income, franchise and similar taxes of an Indemnitee) incurred by such Indemnitees, whether prior to or from and after the date hereof, as a result of or arising from or relating to or in connection with any of the following:  (a) the Holder’s furnishing of funds to the Company under this Note, (b) any matter relating to the financing transactions contemplated by this Note, (c) any claim, litigation, investigation or administrative or judicial proceeding in connection with any transaction contemplated in, or consummated under, the Note or (d) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Company shall not have any obligation to any Indemnitee under this Section 9.5 for any Indemnified Matter to the extent resulting from the bad faith, gross negligence or willful misconduct of such Indemnitee.  Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees shall be due and payable promptly after demand therefor.  To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 9.5 may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.  This Indemnity shall survive the repayment of the Notes.

9.6

Waiver.     The Company hereby waives diligence, presentment, protest and demand, notice of protest, notice of dishonor, notice of nonpayment and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.  The Company further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note.

9.7

Entire Agreement.     This Note constitutes the entire agreement of the Company and the Holder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the Company and the Holder with respect to the subject matter hereof.

9.8

Counterparts.     This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.9

Severability.     If any provision of this Note shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Note shall not be affected thereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officer or director thereunto duly authorized, on the date first above written.

AMERITRANS CAPITAL CORPORATION

BY:

/s/ Michael Feinsod

NAME:  Michael Feinsod

TITLE:  Chief Executive Officer President

Annex A

[Form of Officer’s Certificate to be Delivered Concurrently with the Execution of,

and as a Condition to Funding of, the Note]

CERTIFICATE OF AMERITRANS CAPITAL CORPORATION

I,                                                               , on behalf of Ameritrans Capital Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), in my capacity as an officer of the Company and not in my personal capacity, hereby certify that:

(a)

the representations and warranties of the Company set forth in the Senior Secured Note being issued on the date hereof to Ameritrans Holdings LLC (the “Note”) are true and correct in all respects on and as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date); and

(b)

No Event of Default or default that with the passage of time would constitute an Event of Default exists, or would result from the issuance of the Note or from the application of the proceeds therefrom.

All defined terms used and not otherwise defined herein have the meanings set forth in the Note.

IN WITNESS WHEREOF, I have hereunto set my hand as of the 19th day of January, 2010.

By:

Name:

Title:

SCHEDULE I

EXISTING INDEBTEDNESS

1.  $3.0 million principal amount of indebtedness under the Existing Promissory Notes,

2.  $21.175 million principal amount of indebtedness under of debentures issued to the SBA, and

3.  $119,000 principal amount of indebtedness owed to Signature Bank.